EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Omnicom Group Inc.:

      We consent to the incorporation by reference in the registration statements (Registration Statement Nos. 333-84498, 333-33972, 333-37634, 333-41717, 333-70091, 333-74591, 333-74727, 333-74879, 333-84349, 333-90931,
333-108063, 333-115892) on Form S-8, (Registration Statement No. 333-47426) on
Form S-4 and (Registration Statement Nos. 333-22589, 333-35670, 333-43883,
333-44481, 333-44483, 333-47047, 333-47342, 333-52828, 333-104391, 333-108611,
333-112840, 333-112841) on Form S-3 of Omnicom Group Inc. and subsidiaries of our reports dated March 11, 2005, with respect to the consolidated balance sheets of Omnicom Group Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Omnicom Group Inc. and subsidiaries.

                                                      /s/ KPMG LLP

New York, New York
March 15, 2005